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                                                                    Exhibit 99.1

                   CERTIFICATION OF PERIODIC FINANCIAL REPORTS

                                       OF

                        LAZARE KAPLAN INTERNATIONAL INC.



I, Leon Tempelsman, Vice Chairman of the Board and President of Lazare Kaplan International Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K for the fiscal year ended May 31, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Lazare Kaplan International Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

Dated: August 28, 2002


                                                   -----------------------------
                                                   Leon Tempelsman
                                                   (Chief Executive Officer)